Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Metastat, Inc. on Form S-1 of our report dated May 28, 2013.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

April 9, 2015